                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 18, 2000

                        Data Systems Network Corporation
             (Exact name of registrant as specified in its charter)


                                    Michigan
                 (State or other jurisdiction of incorporation)


       1-13424                                                 38-2649874
(Commission File Number)                      (IRS employer Identification No.)



    34705 West Twelve Mile Road, Suite 300, Farmington Hills, Michigan 48331
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (248) 489-8700

                                 Not Applicable
         (former name and former address, if changed since last report)

Item 5. Other Information.
Pursuant to a Letter of Intent, dated January 18, 2000, ("Letter of Intent"), between TekInsight.Com, Inc. ("Teks") and Data Systems Network Corporation ("Data Systems"), Teks and Data Systems agreed to enter into a proposed acquisition transaction calling for Data Systems to be merged into Astratek, Inc., a wholly owned and principal operating subsidiary of Teks (the "Merger"). In consideration for the Merger, Data Systems shareholders will receive a number of shares of a new class of Teks convertible Preferred Stock (convertible into Teks common stock on a one-to-one basis) proposed to be listed on the NasdaqSmall Cap market that will have a market value of between $12,500,000 and $18,000,000, with such value to be based upon the market price of Teks Common Stock at the time of Merger closing. The Merger will be subject to the usual and customary conditions to closing, including due diligence investigations, authorizing votes by the shareholders of Teks and Data Systems, satisfactory "fairness opinions" addressed to each of Teks and Data Systems and execution of a definitive agreement. Although no assurances can be given, the parties intend to close the Merger by May 31, 2000. A copy of the Letter of Intent is attached hereto as Exhibit 99.3 and is incorporated by this reference.

On January 20, 2000, Data Systems issued a joint press release with announcing the Letter of Intent, a copy is attached hereto as Exhibit 99.4 and is incorporated by this reference.




Item 7.   Exhibits


99.3 Letter of Intent, dated January 18, 2000, between TekInsight.Com, Inc. and Data Systems Network Corporation.

99.4      Press Release, dated January 20, 2000.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 28, 2000          DATA SYSTEMS NETWORK CORPORATION

                          By: /s/ Michael W. Grieves
                             ------------------------
                             Michael W. Grieves
                             Chairman, President and Chief Executive Officer

                                 Exhibit Index
                                 -------------


Exhibit No.              Description
-----------              -----------
99.3                     Letter of Intent, dated January 18, 2000, between
                         TekInsight.Com, Inc.  and Data Systems Network
                         Corporation.

99.4                     Press Release, dated January 20, 2000.